EXHIBIT 4.5


                                  AMENDMENT TO

                    WARRANT TO PURCHASE 200,000 COMMOM SHARES

                                U.S. ENERGY CORP.


          WHEREAS, SHAMROCK PARTNERS, LTD. of 111 Veterans Square, Media, PA 19063 ("Holder") was granted a warrant to purchase 200,000 common shares of U.S. Energy Corp. $.01 par value common stock on January 9, 1996 (the "Warrant"), with an Expiration Date of January 9, 1997.

          NOW THEREFORE, U.S. Energy Corp. hereby extends the Expiration Date of the Warrant to July 9, 1997.


        DATED, nunc pro tunc January 8, 1997.


                                                      U.S. ENERGY CORP.



                                                 By:     /s/ John L. Larsen
                                                      --------------------------
                                                      JOHN L. LARSEN, President



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